BRINSON RELATIONSHIP FUNDS
17a-7 Transactions Summary:  Fourth Quarter 2000

		Transaction		US $
Seller	Buyer	Date	Currency	Value

Swiss Air Trust Fund	BRF Emerging Markets Debt	12/07/2000	US $	"$29,281,179 "
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